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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 1, 2000 (except with respect to Note 1, as to which the date is February 22, 2000 and Note 5, as to which the date is March 28, 2000) included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File No. 333-85557, File No. 333-36741, File No. 333-45311 and File No. 333-65907.



                                                /s/ Arthur Andersen LLP


Boston, Massachusetts
March 28, 2000